Our ref. 084945-0026 scp/thk/uhm
Doc.no. 33350794.1

Dear Shareholder

Information letter - Joe & The Juice Holding A/S

The purpose of this information letter is to provide you with information and guidance in connection with the contemplated increase of the share capital of Joe & The Juice Holding A/S (the "Company") as well as your right to subscribe for new C1-, C2- and C3-shares.

Enclosed you will find:

- Minutes of extraordinary general meeting (**appendix a**)
- Personalized subscription form (**appendix b**)

Minutes of extraordinary general meeting (appendix a)
In accordance with the notice shared with all shareholders on 21 November 2023, please be informed that the extraordinary general meeting of the Company was held yesterday on 6 December 2023 where the proposed capital increase was duly adopted by the Company's shareholders, cf. the enclosed minutes (appendix a).

Note: *No actions required from you in relation to this section.*

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Personalized subscription form (appendix b)
As you have not indicated that you intend to sell any of your shares in the Company to General Atlantic JTJ B.V. ("General Atlantic"), we have prepared the enclosed personalized subscription form, cf. appendix b.

Please note that the number of shares and the investment amount included in the subscription form are based on your ownership stake in the Company and reflect a pro rata part of the new C-shares. Further, the subscription of C-shares must be in the same proportion as General Atlantic.

You can choose to either subscribe for the full amount included in the subscription form or a portion hereof. We have included specific instructions on the completion of the subscription form directly in appendix b, however, as guidance please note that if you wish to subscribe for

- the full amount, you have to include details (name and corporate details (if applicable)), date, signature and return the subscription form to Bech-Bruun (see section with contact details below).
- a portion of the amount, you have to inform Bech-Bruun of the preferred amount as soon as possible and no later than by Thursday **14 December 2023** (see section with contact details

below). We will then revert to you with an updated and adjusted subscription form for your review and execution.

Note: *Actions required from you in relation to this section.*

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Summary of the above sections
You must complete the following actions to participate in the capital increase and subscribe for new C-shares:

If you wish to subscribe for the full amount:

- complete the personalized subscription form and return a signed version to Bech-Bruun no later than by Wednesday **20 December 2023** (formally 21 December 2023 at 10 am).
- transfer the subscription amount to Bech-Bruun as soon as possible. The funds must be visible at Bech-Bruun's client account no later than by Wednesday **20 December 2023** (formally 21 December 2023 at 10 am).

If you wish to subscribe for a portion of the listed subscription amount:

- inform Bech-Bruun of the preferred amount as soon as possible and no later than by Thursday **14 December 2023**.
- complete the personalized subscription form (to be shared by Bech-Bruun) and return a signed version to Bech-Bruun no later than on Wednesday **20 December 2023** (formally 21 December 2023 at 10 am).
- transfer the subscription amount to Bech-Bruun as soon as possible. The funds must be visible at Bech-Bruun's client account no later than on Wednesday **20 December 2023** (formally 21 December 2023 at 10 am).

As mentioned above, we strongly recommend and encourage you to complete the above-mentioned actions **soonest possible** and at least 2 business days in advance of the stipulated deadlines.

In case the deadlines are not met, you will not be able to participate in the capital increase and consequentially lose your right to subscribe for C-shares.

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Bank details
The amount to be contributed shall be paid to Bech-Bruun's client account with Danske Bank:

Details	
Reg. number	4928
Account number	4110 505094
IBAN number	DK90 3000 4110 5050 94
S.W.I.F.T.	DABADKKK

Please mark the transfer: "*064945-0026 – [Name of shareholder]*"

We encourage you to transfer the funds **as soon as possible**. We strongly recommend completing the wire transfer no later than Monday **18 December 2023** to ensure that the funds can be received by Bech-Bruun in due course.

Note: *Actions required from you in relation to this section.*

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Contact details for Bech-Bruun
Please submit all documents and information to the Company's legal advisor Bech-Bruun (Sebastian Christmas Poulsen (scp@bechbruun.com) and Kristoffer Øxenholt (kox@bechbruun.com)).

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7 December 2023